STRADLEY RONON                               Stradley Ronon Stevens & Young, LLP
ATTORNEYS AT LAW                                        2600 One Commerce Square
                                                     Philadelphia, PA 19103-7098
                                                        Telephone (215) 564-8000
                                                              Fax (215) 564-8120

William S. Pilling, III

WPilling@stradley.com

215-564-8079

                                  June 23, 2003

Board of Trustees
Gartmore Mutual Funds
1200 River Road
Conshohocken, PA 19428

Board of Trustees
The Montgomery Funds II
101 California Street
San Francisco, CA 94111

     RE: Agreement and Plan of  Reorganization  (the "Agreement") made as of the
     14th  day of March  2003 by and  between  Gartmore  Mutual  Funds,  an Ohio business trust ("GMF"),  on behalf of its series,  the Gartmore  Long-Short
     Equity Plus Fund (the  "Acquiring  Fund"),  and The Montgomery  Funds II, a
     Delaware  Statutory  trust  ("Montgomery  II"),  on behalf  of its  series,
     Montgomery  Partners  Long-Short  Equity Plus Fund (the  "Acquired  Fund"),
     Gartmore Global Investments, Inc. and Commerzbank AG
     ---------------------------------------------------------------------------

Ladies and Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences of the reorganization of the Acquired Fund (the  "Reorganization"), which will consist of: (i) the acquisition by the Acquiring Fund on the Exchange
Date of all of the  Assets of the  Acquired  Fund;  (ii) the  assumption  by the
Acquiring Fund, on the Exchange Date, of the Acquired Fund's Stated Liabilities;
(iii) the delivery to the Acquired Fund of full and fractional  Class A, B and C shares of beneficial  interest,  without par value, of the Acquiring Fund, which are voting  securities  (the  "Acquiring  Fund Shares"),  equal in the aggregate value to the  aggregate  net asset  value of the full and  fractional  shares of beneficial  interest,  $.01 par value per share,  of the  Acquired  Fund held by shareholders of record as of the Exchange Date (the "Acquired Fund Shares") with shareholders  of the Acquired Fund  receiving  Class A Acquiring Fund Shares for
Class R and Class A Acquired  Fund  Shares,  Class B  Acquiring  Fund Shares for
Class B

Philadelphia, PA o Malvern, PA o Wilmington, DE o Cherry Hill, NJ o Washington, DC

                  A Pennsylvania Limited Liability Partnership

Board of Trustees, Gartmore Mutual Funds
Board of Trustees, The Montgomery Funds II
June 23, 2003

Acquired  Fund  Shares,  and Class C Acquiring  Fund Shares for Class C Acquired
Fund  Shares;  and  (iv)  the  distribution  of  Acquiring  Fund  Shares  to the shareholders of the Acquired Fund according to their respective interests in the
Acquired  Fund,  following  which the Acquired Fund will be dissolved as soon as practicable after consummation of the transactions described in the Agreement.

     In  rendering  our  opinion,  we have  reviewed  and relied  upon:  (a) the
Agreement,  made as of the 14th day of March 2003,  by and between (in part) the
Acquired  Fund and the  Acquiring  Fund;  (b) the proxy  materials  provided  to shareholders  of the Acquired  Fund in  connection  with the Special  Meeting of
Shareholders   of  the  Acquired  Fund  held  on  June  13,  2003;  (c)  certain representations  concerning the  Reorganization  made to us by the Acquired Fund and the  Acquiring  Fund in a letter  dated June 23,  2003 (the  "Representation
Letter");  (d) all other  documents,  financial  and other reports and corporate minutes we deemed relevant or appropriate;  and (e) such statutes,  regulations, rulings and decisions as we deemed material in rendering this opinion. All terms used herein, unless otherwise defined, are used as defined in the Agreement.

     For purposes of this  opinion,  we have assumed that the Acquired  Fund, on the Exchange Date,  satisfies,  and immediately  following the Exchange Date the
Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the
Internal Revenue Code of 1986, as amended (the "Code"),  for  qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance  with the applicable laws of the State of Ohio and State of Delaware, the terms of the Agreement and the statements in the  Representation  Letter, it is our opinion that:

     1.  The  acquisition  by the  Acquiring  Fund of all of the  Assets  of the
Acquired Fund, as provided for in the  Agreement,  in exchange for the Acquiring
Fund Shares and the assumption by the Acquiring  Fund of the Stated  Liabilities of the Acquired Fund,  followed by the  distribution by the Acquired Fund to its shareholders  of the  Acquiring  Fund  Shares  in  complete  liquidation  of the
Acquired Fund,  will qualify as a  reorganization  within the meaning of Section
368(a)(1)(F) of the Code, and the Acquired Fund and the Acquiring Fund each will be a "party to the  reorganization"  within the meaning of Section 368(b) of the
Code.

     2. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the transfer of all of its Assets to, and assumption of its Stated  Liabilities  by, the Acquiring Fund in exchange for the Acquiring Fund Shares pursuant to Section
361(a) and Section 357(a) of the Code.

     3. No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt  by it of all of the Assets of the  Acquired  Fund in  exchange  for the
Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

     4. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the distribution  of the  Acquiring  Fund  Shares to its  shareholders  in  complete liquidation  of the Acquired  Fund (in pursuance of the  Agreement)  pursuant to
Section 361(c)(1) of the Code.

Board of Trustees, Gartmore Mutual Funds
Board of Trustees, The Montgomery Funds II
June 23, 2003

     5. The basis of the Assets of the Acquired  Fund  received by the Acquiring
Fund  will be the  same as the  basis  of  these  Assets  to the  Acquired  Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the Assets of the Acquired  Fund  received by the
Acquiring Fund will include the period during which such Assets were held by the
Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders  of the Acquired
Fund upon the  exchange of their  Acquired  Fund Shares for the  Acquiring  Fund
Shares (including fractional shares to which they may be entitled),  pursuant to
Section 354(a) of the Code.

     8. The basis of the Acquiring Fund Shares  received by the  shareholders of the Acquired Fund  (including  fractional  shares to which they may be entitled)
will be the same as the basis of the  Acquired  Fund Shares  exchanged  therefor pursuant to Section 358(a)(1) of the Code.

     9.  The  holding  period  of the  Acquiring  Fund  Shares  received  by the shareholders of the Acquired Fund (including fractional shares to which they may be  entitled)  will  include  the  holding  period of the  Acquired  Fund Shares surrendered  in exchange  therefor,  provided that the Acquired Fund Shares were held as a capital asset on the Exchange Date pursuant to Section  1223(1) of the
Code.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury  Regulations"),  the items of the Acquired  Fund  described in Section
381(c) of the Code.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

     Our opinion is  conditioned  upon the  performance  by GMF on behalf of the
Acquiring  Fund  and  Montgomery  II on  behalf  of the  Acquired  Fund of their undertakings  in the Agreement  and the  Representation  Letter.  Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered  with  respect to (i) any other  transaction  or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto)
on  any  other  transaction  and/or  the  effect,  if  any,  of any  such  other transaction on the Reorganization.

     This opinion is being  rendered to GMF on behalf of the Acquiring  Fund and
Montgomery II on behalf of the Acquired Fund and may be relied upon only by such funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration  Statement of the Acquiring Fund on Form N-14,
and any amendments thereto,

Board of Trustees, Gartmore Mutual Funds
Board of Trustees, The Montgomery Funds II
June 23, 2003

covering  the  registration  of the  shares  of the  Acquiring  Fund  under  the
Securities Act of 1933, as amended, to be issued in the Reorganization.

                                      Very truly yours,

                                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                                      By:  /s/ William S. Pilling, III
                                           -----------------------------------
                                            William S. Pilling, III, a partner

STRADLEY RONON                               Stradley Ronon Stevens & Young, LLP
ATTORNEYS AT LAW                                        2600 One Commerce Square
                                                     Philadelphia, PA 19103-7098
                                                        Telephone (215) 564-8000
                                                              Fax (215) 564-8120

William S. Pilling, III

WPilling@stradley.com

215-564-8079

                                  June 23, 2003

Board of Trustees
Gartmore Mutual Funds
1200 River Road
Conshohocken, PA 19428

Board of Trustees
The Montgomery Funds
101 California Street
San Francisco, CA 94111

     Re: Agreement and Plan of  Reorganization  (the "Agreement") made as of the
     14th day of March 2003 by and among Gartmore Mutual Funds, an Ohio business trust ("GMF"), on behalf of its series, the Gartmore Worldwide Leaders Fund
     (the "Acquiring  Fund"),  The Montgomery  Funds, a  Massachusetts  business trust  ("Montgomery"),  on  behalf of its  series,  the  Montgomery  Global
     Opportunities  Fund and  Montgomery  Global  Focus Fund (each an  "Acquired
     Fund" and collectively, the "Acquired Funds"), Gartmore Global Investments,
     Inc. and Commerzbank AG
     ---------------------------------------------------------------------------

Ladies and Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences of the reorganization of the Acquired Funds (the "Reorganization"), which will consist of: (i) the acquisition by the Acquiring Fund on the Exchange
Date of all of the Assets of the  Acquired  Funds;  (ii) the  assumption  by the
Acquiring Fund, on the Exchange Date, of the Acquired Funds' Stated Liabilities;
(iii) the delivery to the Acquired Funds of full and  fractional  Class A shares of beneficial  interest,  without par value,  of the Acquiring  Fund,  which are voting securities (the "Acquiring Fund Shares"), equal in aggregate value to the aggregate  net  asset  value of the full and  fractional  shares  of  beneficial interest,  $.01 par value per share,  of the Acquired Funds held by shareholders of record as of the Exchange Date (the "Acquired Fund Shares") with shareholders of an Acquired  Fund  receiving  Class A  Acquiring  Fund Shares for Class R and
Class A Acquired Fund Shares; and (iv) the distribution of Acquiring Fund Shares to  the  shareholders  of the  Acquired  Funds  according  to  their  respective interests  in an  Acquired  Fund,  following  which the  Acquired  Funds will be dissolved  as  soon  as  practicable  after  consummation  of  the  transactions described in the Agreement.

Philadelphia, PA o Malvern, PA o Wilmington, DE o Cherry Hill, NJ o Washington, DC

                  A Pennsylvania Limited Liability Partnership

Board of Trustees, Gartmore Mutual Funds
Board of Trustees, The Montgomery Funds
June 23, 2003

     In  rendering  our  opinion,  we have  reviewed  and relied  upon:  (a) the
Agreement,  made as of the 14th day of March  2003,  by and  among (in part) the
Acquired  Funds and the  Acquiring  Fund;  (b) the proxy  materials  provided to shareholders  of the Acquired  Funds in connection  with the Special  Meeting of
Shareholders  of  the  Acquired  Funds  held  on  June  13,  2003;  (c)  certain representations  concerning the Reorganization  made to us by the Acquired Funds and the Acquiring  Fund in letters dated the June 23, 2003 (the  "Representation
Letters");  (d) all other  documents,  financial and other reports and corporate minutes we deemed relevant or appropriate;  and (e) such statutes,  regulations, rulings and decisions as we deemed material in rendering this opinion. All terms used herein, unless otherwise defined, are used as defined in the Agreement.

     For purposes of this opinion,  we have assumed that the Acquired  Funds, on the Exchange  Date,  satisfy,  and  immediately  following the Exchange Date the
Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the
Internal Revenue Code of 1986, as amended (the "Code"),  for  qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance with the applicable laws of the  Commonwealth  of  Massachusetts  and
State  of  Ohio,   the  terms  of  the  Agreement  and  the  statements  in  the
Representation Letters, it is our opinion that:

     1.  The  acquisition  by the  Acquiring  Fund of all of the  Assets  of the
Acquired Funds, as provided for in the Agreement,  in exchange for the Acquiring
Fund Shares and the assumption by the Acquiring  Fund of the Stated  Liabilities of the Acquired  Funds,  followed by the  distribution  by the Acquired Funds to their  shareholders of the Acquiring Fund Shares in complete  liquidation of the
Acquired Funds,  will qualify as a reorganization  within the meaning of Section
368(a)(1) of the Code,  and the Acquired  Funds and the Acquiring Fund each will be a "party to the  reorganization"  within the meaning of Section 368(b) of the
Code.

     2. No gain or loss  will be  recognized  by the  Acquired  Funds  upon  the transfer of all of their Assets to, and assumption of the Stated Liabilities by, the Acquiring Fund in exchange for the Acquiring Fund Shares pursuant to Section
361(a) and Section 357(a) of the Code.

     3. No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt by it of all of the Assets of the  Acquired  Funds in  exchange  for the
Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

     4. No gain or loss  will be  recognized  by the  Acquired  Funds  upon  the distribution  of the  Acquiring  Fund Shares to their  shareholders  in complete liquidation of the Acquired  Funds (in pursuance of the  Agreement)  pursuant to
Section 361(c)(1) of the Code.

     5. The basis of the Assets of the Acquired  Funds received by the Acquiring
Fund  will be the same as the  basis  of  these  Assets  to the  Acquired  Funds immediately prior to the exchange pursuant to Section 362(b) of the Code.

Board of Trustees, Gartmore Mutual Funds
Board of Trustees, The Montgomery Funds
June 23, 2003

     6. The holding  period of the Assets of the Acquired  Funds received by the
Acquiring Fund will include the period during which such Assets were held by the
Acquired Funds pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders  of the Acquired
Funds upon the exchange of their  Acquired  Fund Shares for the  Acquiring  Fund
Shares (including fractional shares to which they may be entitled),  pursuant to
Section 354(a) of the Code.

     8. The basis of the Acquiring Fund Shares  received by the  shareholders of the Acquired Funds (including  fractional  shares to which they may be entitled)
will be the same as the basis of the  Acquired  Fund Shares  exchanged  therefor pursuant to Section 358(a)(1) of the Code.

     9.  The  holding  period  of the  Acquiring  Fund  Shares  received  by the shareholders of the Acquired Funds  (including  fractional  shares to which they may be  entitled)  will include the holding  period of the Acquired  Fund Shares surrendered  in exchange  therefor,  provided that the Acquired Fund Shares were held as a capital asset on the Exchange Date pursuant to Section  1223(1) of the
Code.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury  Regulations"),  the items of the Acquired Funds  described in Section
381(c) of the Code,  subject to the  conditions  and  limitations  specified  in
Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

     Our opinion is  conditioned  upon the  performance  by GMF on behalf of the
Acquiring  Fund  and  Montgomery  on  behalf  of the  Acquired  Funds  of  their undertakings  in the Agreement  and the  Representation  Letter.  Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered  with  respect to (i) any other  transaction  or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto)
on  any  other  transaction  and/or  the  effect,  if  any,  of any  such  other transaction on the Reorganization.

     This opinion is being  rendered to GMF on behalf of the Acquiring  Fund and
Montgomery  on behalf of the Acquired  Funds and may be relied upon only by such funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration  Statement of the Acquiring Fund on Form N-14,
and any  amendments  thereto,  covering  the  registration  of the shares of the
Acquiring Fund under the Securities Act of 1933, as amended, to be issued in the
Reorganization.

                                       Very truly yours,

                                       STRADLEY, RONON, STEVENS & YOUNG, LLP

                                       By:  /s/ William S. Pilling, III
                                            -----------------------------------
                                             William S. Pilling, III, a partner